EXHIBIT 99.1

TTM Technologies, Inc. and Viasystems Group, Inc. Receive Federal Trade Commission Clearance for Acquistion

COSTA MESA, Calif. and ST. LOUIS, May 20, 2015 (GLOBE NEWSWIRE) -- TTM Technologies, Inc. (Nasdaq:TTMI) ("TTM") and Viasystems Group, Inc. (Nasdaq:VIAS) ("Viasystems") today announced that the United States Federal Trade Commission has closed its investigation into TTM's proposed acquisition of Viasystems and the parties are free to complete the transaction. This satisfies the final regulatory approval required for the acquisition. As a result, TTM intends to close the transaction on or about May 31, 2015.

About TTM

TTM Technologies, Inc. is a major global printed circuit board ("PCB") manufacturer, focusing on quick-turn and technologically advanced PCBs and the backplane and sub-system assembly business. TTM stands for time-to-market, representing how TTM's time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttmtech.com.

About Viasystems

Viasystems Group, Inc. is a technology leader and a worldwide provider of complex multi-layer PCBs and electro-mechanical solutions ("E-M Solutions"). Its PCBs serve as the "electronic backbone" of almost all electronic equipment, and its E-M Solutions products and services include integration of PCBs and other components into finished or semi-finished electronic equipment, for which it also provides custom and standard metal enclosures, cabinets, racks and sub-racks, backplanes and busbars. Viasystems' approximately 15,300 employees around the world serve over 1,000 customers in the automotive, industrial & instrumentation, computer and datacommunications, telecommunications, and military and aerospace end markets. For additional information about Viasystems, please visit the company's website at www.viasystems.com.

Forward-Looking Statements

Certain statements in this communication may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the timing and consummation of the proposed merger; the ability of the parties to consummate the proposed merger and the satisfaction of the conditions precedent to consummation of the proposed merger; and other statements that are not historical fact. These statements are made on the basis of the current beliefs, expectations and assumptions of the management of TTM and Viasystems regarding future events and are subject to significant risks and uncertainties, many of which are beyond the control of TTM or Viasystems. Such statements are predictions, and actual events or results may differ materially.

Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Quarterly Report on Form 10-Q of TTM Technologies, Inc. for the quarter ended March 30, 2015, which was filed with the Securities and Exchange Commission (the "SEC") on May 5, 2015, under the heading "Item 1A. Risk Factors" and in the Annual Report on Form 10-K of Viasystems for the year ended December 31, 2014, which was filed with the SEC on March 12, 2015, under the heading "Item IA. Risk Factors," and in each company's other filings made with the SEC available at the SEC's website at www.sec.gov.

Neither Viasystems nor TTM undertakes any obligation to update any such forward-looking statements to reflect any new information, subsequent events or circumstances, or otherwise, except as may be required by law.

CONTACT: TTM Investors
         Todd Schull
         Chief Financial Officer
         714-327-3000

         Lisa Laukkanen
         Investor Relations
         The Blueshirt Group
         415-217-4967
         lisa@blueshirtgroup.com

         Viasystems Investors
         Kelly Wetzler
         SVP Corporate Development
         314-746-2217
         kelly.wetzler@viasystems.com

         Erica Mannion
         Investor Relations
         Sapphire Investor Relations, LLC
         415-471-2703
         emannion@sapphireir.com